UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2007

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200 Bellevue, Washington 98004

(Address of Principal Executive Offices)

(425) 201-6100

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2007, InfoSpace, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”), with certain stockholders of the Company that are affiliated with Sandell Asset Management Corp. (collectively, the “Sandell Group”). The Sandell Group had previously filed preliminary proxy materials in connection with the Company’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), which proxy solicitation sought to (a) elect Nick Graziano, Jonathan R. Macey and Paul L. Schaut as Class II directors to the Company’s Board of Directors (the “Board”), and (b) repeal any amendments to the Company’s restated bylaws that were adopted by the Board after February 12, 2003.

Pursuant to the terms of the Agreement, the Sandell Group agreed that it would withdraw and terminate its proxy solicitation in connection with the 2007 Annual Meeting. In addition, the Sandell Group agreed that it would cause all shares of the Company’s common stock beneficially owned by it and its controlled affiliates to be present and voted in favor of the Company’s Nominees (as defined below) at the 2007 Annual Meeting, and that such shares would be voted against the approval of any proposal made in opposition to, or in competition with, any proposal or nominees recommended by the Board at the 2007 Annual Meeting.

The Agreement also provides that the Board would appoint Nick Graziano, an individual affiliated with the Sandell Group, to the Board as a Class II director not later than May 3, 2007. In addition, the Company agreed to promptly amend its proxy statement on Schedule 14A to indicate that (i) Richard D. Hearney, James F. Voelker and Nick Graziano are being nominated by the Board as the sole nominees (the “Nominees”) of the Company for election as Class II directors at the 2007 Annual Meeting, (ii) William J. Ruckelshaus is not standing for election to the Board at the 2007 Annual Meeting, (iii) the Board recommends that the Company’s stockholders vote “for” the Nominees at the 2007 Annual Meeting, and that the Board is soliciting its stockholders to vote for the Nominees, (iv) proxies solicited by the Board would be voted “for” the Nominees at the Annual Meeting, (v) the Board would form, and Nick Graziano would be appointed as a member of, a new committee of the Board created for the purpose of evaluating and making recommendations concerning the Company’s business and strategy, (vi) William J. Ruckelshaus would be appointed to the Board to fill a Class I vacancy immediately following the 2007 Annual Meeting.

Furthermore, the Company also agreed to pay a special dividend to the Company’s stockholders aggregating at least $200 million as promptly as practicable, and to reauthorize the Company’s previously authorized $100 million stock repurchase program.

In addition, under the Agreement, until the date that is 80 days prior to the date of the Company’s 2008 Annual Meeting of Stockholders (or a shorter period if the Company extends the period for advance notice of nominations of directors or proposals under its bylaws) (the “Standstill Period”), the Sandell Group and its controlled affiliates agreed not to take any of the following actions:

•

acquire or agree to acquire, or publicly offer or propose to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any of its subsidiaries, or any assets of the Company or any of its subsidiaries or divisions; provided, however, that the Agreement does not limit the ability of the Sandell Group to:

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•

transfer any voting securities or direct or indirect rights or options to acquire any voting securities of the Company to any of its controlled affiliates that agree to be bound by the terms of the Agreement; or

•

enter into any swap or other arrangement whereby it acquires the economic consequences of ownership of the common stock without also acquiring the voting or other rights, privileges or powers associated with the ownership of the underlying common stock;

•

other than pursuant to the Agreement, (x) seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Board, (y) engage in any activities in opposition to the recommendation of the Board or submit any proposal or nomination of a director for stockholder action, or (z) solicit, encourage or in any way participate in the solicitation of any proxies with respect to any voting securities of the Company; provided, however, that the Agreement does not prohibit the Sandell Group from making public statements or engaging in certain limited discussions with other stockholders of the Company (the “Permitted Actions”) with respect to any transaction that has been public announced by the Company involving a recapitalization of the Company, an acquisition, disposition or sale of assets or a business by the Company where the consideration to be received or paid in such transaction exceeds $75 million in the aggregate, or a change of control of the Company (each, a “Material Transaction”);

•

make any public announcement with respect to, or publicly offer to effect, seek or propose a merger, consolidation, business combination or other extraordinary transaction with or involving the Company or any of its subsidiaries, or any of the Company’s or its subsidiaries’ securities or assets, other than any Permitted Actions with respect to a Material Transaction;

•

form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or enter into any negotiations, arrangements or understandings with any third parties in connection with becoming a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934; or

•	publicly seek or request permission to do any of the foregoing or make any public announcement with respect to the foregoing.

In addition, during the Standstill Period, the Sandell Group has agreed that it will not to offer, pledge, sell, contract to sell, lend or otherwise transfer or dispose of (including through any derivative instruments)(a “Transfer”), directly or indirectly, any shares of the Company’s common stock or securities convertible into or exercisable or exchangeable for common stock, without the prior written consent of the Company; provided that Agreement does not prohibit the Sandell Group from:

•	a Transfer of any shares to a controlled affiliate which agrees to be bound by the terms of the Agreement,

•

subject to compliance with law, a Transfer of shares in either (1) brokers’ transactions, or (2) a private Transfer, which would not result in the ultimate purchaser of such shares from the Sandell Group beneficially owning following such Transfer, in excess of 5% of the Company’s common stock, or

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•	Transfers made pursuant to (A) tender offers in respect of the Company’s common stock, or (B) repurchase offers in respect of the Company’s common stock made directly with the Company.

Under the terms of the Agreement, the Company and the Sandell Group also agreed to a mutual release of all claims based upon events occurring prior to the date of the Agreement that arise out of or are related to the proxy solicitations conducted by each of the Company and the Sandell Group in connection with the 2007 Annual Meeting.

No monetary payments are to be made by either party in connection with the Agreement or the termination of Sandell’s proxy solicitation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

10.1	Agreement by and between InfoSpace, Inc. and certain entities affiliated with the Sandell Asset Management Corp., dated April 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number

10.1	Agreement by and between InfoSpace, Inc. and certain entities affiliated with the Sandell Asset Management Corp., dated April 26, 2007.